EXHIBIT 4.7




THIS WARRANT, AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE STATE LAW.


                VOID AFTER 5:00 P.M. EASTERN TIME, APRIL 30, 2003

                                     WARRANT

                               For the Purchase of

                          5,000 Shares of Common Stock

                                       of

                              BIG CITY BAGELS, INC.

1.       Warrant.

         THIS CERTIFIES THAT, for good and valuable consideration provided by The Investor Relations Group, Inc. on behalf of Dian Griesel ("Holder"), as registered owner of this Warrant, to Big City Bagels, Inc. ("Company"), Holder is entitled, at any time or from time to time at or after May 1, 1998 ("Commencement Date"), and at or before 5:00 p.m., Eastern Time, April 30, 2003 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to Five Thousand (5,000) shares of Common Stock of the Company, $.001 par value ("Common Stock"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at $1.00 per share of Common Stock purchased; provided, however, that upon the occurrence of any of the events specified in
Section 6 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock. The term "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.       Method of Exercise.

         2.1 Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Warrant Shares being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 Legend. Each certificate for Warrant Shares purchased under this Warrant shall bear a legend as follows, unless such Warrant Shares have been registered under the Securities Act of 1933, as amended ("Act"):



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               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, and in compliance with applicable state law."

         2.3      Conversion Right.

                  2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price in cash, the Holder shall have the right (but not the obligation) to convert this Warrant, in whole or in part, into Common Stock ("Conversion Right"), as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrant being converted at the time the Conversion Right is exercised by (y) the Market Price. The "Value" of the portion of the Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock being converted from (b) the Market Price of the Common Stock multiplied by the number of shares of Common Stock being converted. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on the trading day immediately preceding such date, or, in case no such reported sale takes place on the trading day immediately preceding such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  2.3.2 Exercise of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the conversion section completed to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such conversion.

3.       Transfer.

         3.1 Representations of Holder. The Holder hereby represents and warrants to, and agrees with, the Company that:

                  (i) Holder shall acquire the Warrant and the Warrant Shares for her own account, for investment, and not with a view towards the distribution thereof;

                  (ii) Holder has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its shareholders;

                  (iii) Holder understands that she must bear the economic risk of the investment in the Warrants and the Warrant Shares, which cannot be sold by Holder unless they are registered under the Act or an exemption therefrom is available thereunder, and that the Company is under no obligation to register the Warrants and the Warrant Shares for sale under the Act;

                  (iv) Holder has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable


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effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                  (v) Holder is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Warrants and the Warrant Shares in the absence of registration under the Act or an exemption therefrom as provided herein; and

                  (vi) If, at the time of issuance of the Warrant Shares, the issuance of such shares have not been registered under the Act, the certificates evidencing the Warrant Shares shall bear the following legend:

                           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred, except pursuant to an effective registration statement under the Act; or pursuant to an exemption from registration under the Act, and in compliance with applicable state law."

         3.2 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws as described in Section 3.3. In addition, in order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.3 Restrictions Imposed by Securities Laws. This Warrant and the Warrant Shares shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Warrant Shares has been filed by the Company with, and declared effective by, the Securities and Exchange Commission and the transfer would be in compliance with applicable state law. The Company has no obligation under this Warrant to register this Warrant or the Warrant Shares with the Securities and Exchange Commission.

4.       New Warrants to be Issued.

         4.1 Partial Exercise or Transfer. Subject to the restrictions in
Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

         4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.



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5.       Adjustments.

         5.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

                  5.1.1 Stock Dividends, Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section
5.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event which affects the corporate structure of the Company and the Common Stock of the Company, as a class, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

                  5.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.1.3, the number of outstanding shares of Common Stock is decreased by a reverse stock split, consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  5.1.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 5.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  5.1.4 Replacement of Securities Upon Reorganization, Etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Sections 5.1.1 and 5.1.2 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2, 5.1.3 and this
Section 5.1.4. The provisions of this Section 5.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  5.1.5 Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         5.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties



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that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

6. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

7.       Certain Notice Requirements.

         7.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a cash dividend or distribution,
(ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer and Chief Financial Officer.

         7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, by confirmed facsimile or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as indicated on the signature page of this Warrant or such other address as the Holder in writing shall so designate to the Company by giving notice under this
Section 7.4, or (ii) if to the Company, to its principal executive office.



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8.       Miscellaneous.

         8.1 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

         8.2 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         8.3 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

         8.4 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflict of laws. The Company and the Holder, by accepting this Warrant, hereby agree that any action, proceeding or claim arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder, by accepting this Warrant, hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. Each of the Company and the Holder, by accepting this Warrant, agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         8.5 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.




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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 1st day of May, 1998.


BIG CITY BAGELS, INC.                        Address: 99 Woodbury Road
                                                      Hicksville, NY  11801
                                                      Fax:  516/932-5056

By:____________________________________
    Mark Weinreb, Chairman of the Board
         and Chief Executive Officer



REGISTERED HOLDER:



__________________________________
              DIAN GRIESEL


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Form to be used to exercise Warrant:

The Board of Directors
Big City Bagels, Inc.
99 Woodbury Road
Hicksville, New York  11801

Date:_________________, _____

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____ shares of Common Stock of Big City Bagels, Inc. and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                       or

                  The undersigned hereby elects irrevocably to convert its right to purchase ____________ shares of Common Stock purchasable under the within Warrant into __________ shares of Common Stock of __________________________________________ (based on a "Market Price" of
$________ per share of Common Stock). Please issue the Common Stock in accordance with the instructions given below.


                                             ------------------------------
                                             Signature




                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name     ________________________________________________________
                      (Print in Block Letters)

Address  ________________________________________________________


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Form to be used to assign Warrant:


                                   ASSIGNMENT


                  (To be executed by the registered Holder to effect a transfer of the within Warrant):

                  FOR VALUE RECEIVED,____________________________________ does hereby sell, assign and transfer unto_______________________ the right to purchase __________________ shares of Common Stock of Big City Bagels, Inc. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, ______


                                               ------------------------------
                                               Signature



--------------------------
Signature Guaranteed



NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.





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